EXHIBIT 10.1

SMITH MICRO SOFTWARE, INC.

2015 OMNIBUS EQUITY INCENTIVE PLAN

UNRESTRICTED STOCK AGREEMENT

This Agreement is made as of [•] (the “Grant Date”), by and between Smith Micro Software, Inc. (the “Company”), and [•] (the “Awardee”).  As used herein, “Parties” means Company and Awardee and “Party” means either of them.

WITNESSETH:

WHEREAS, the Company has adopted and maintains the Smith Micro Software, Inc. 2015 Omnibus Equity Incentive Plan, effective June 18, 2015 (as amended, the “Plan”); and

WHEREAS, the Committee has authorized the award to the Awardee of  Shares under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided;

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Awardee hereby agree as follows:

1.Plan.  This Unrestricted Stock Award is made pursuant to the terms of the Plan, which are incorporated herein by reference.  Capitalized terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2.Award of Shares.  The Company hereby grants to the Awardee, in consideration of the services to be rendered by the Awardee to the Company, an Unrestricted Stock Award consisting of, in the aggregate, [•] shares of Common Stock of the Company (the “Shares”).  The Awardee hereby accepts the Shares and agrees with respect thereto to the terms and conditions set forth in this Agreement and in the Plan.  The Shares will be registered in book entry form in the name of the Awardee.

3.Vesting.  The Shares will be fully vested on the Grant Date.

4.Regulation by the Committee.  This Agreement shall be subject to the administrative procedures and rules as the Committee shall adopt.  All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Awardee.

5.Withholding.  The Awardee shall be required to pay to the Company, and the Company or an Affiliate shall be entitled to deduct and withhold from any compensation paid to the Awardee pursuant to the Plan, the minimum amount necessary in connection with the Shares to satisfy its withholding obligations under any and all applicable federal, state and/or local tax rules or regulations and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes.  The Company may permit the Awardee

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to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)tendering a cash payment;

(b)authorizing the Company to withhold shares of Common Stock from the Shares; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law; or

(c)delivering to the Company previously owned and unencumbered shares of Common Stock.

Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Awardee's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant of the Shares or the subsequent sale of any Shares; and (b) does not commit to structure the award of the Shares to reduce or eliminate the Awardee's liability for Tax-Related Items.

6.Amendment.  The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Awardee’s rights or entitlements with respect to the Shares shall be effective without the prior written consent of the Awardee (unless such amendment is required in order to cause the award hereunder to be exempt from Code Section 409A, as interpreted by applicable authorities).

7.Awardee Acknowledgment.  Awardee acknowledges and agrees that nothing in this Agreement nor in the Plan shall confer upon the Awardee any right to continue in the service of the Company, nor shall it interfere in any way with Awardee’s right or the Company’s right to terminate Awardee’s service at any time, with or without Cause.  Awardee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof.  Awardee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the award of Shares described herein.  By executing this Agreement, the Awardee hereby agrees to be bound by all of the terms of both the Plan and this Agreement.

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Smith Micro Software, Inc.

By:

Name:

Title:

Date:

AWARDEE

Name:

Date:

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Signature page to Unrestricted Stock Agreement dated [•]